UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

July 8, 2009
___________________________________________

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2009, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.”  Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to:  competition and its effect on pricing, spending, third-party relationships and revenues; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; general worldwide economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; the effect of laws and regulations governing government contracts; the effect of competing with certain of our customers and suppliers; and the effect of rapid changes in the healthcare industry. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Thermo Fisher Scientific Inc. (the “Company”) approved the Supplemental Retirement Agreement by and between the Company and Marijn Dekkers, the Company’s Chief Executive Officer (the “Agreement”).

Under the Agreement, Mr. Dekkers was granted an award of 124,000 phantom shares of the Company’s common stock, subject to certain restrictions. The phantom shares vest with respect to 50% of the phantom shares based on Mr. Dekkers’ continued employment (the “Time-Based Phantom Shares”) and with respect to 50% of the phantom shares based on the performance of the Company (the “Performance-Based Phantom Shares”). The Time-Based Phantom Shares vest as to 70% on December 31, 2014 and as to the remaining 30% on December 31, 2017, in each case so long as Mr. Dekkers remains employed with the Company through the relevant vesting date. The number of Performance-Based Phantom Shares to be earned (from 0 to 200%) is based on the Company’s total shareholder return from January 1, 2008 through December 31, 2017 (or separation from service in certain instances, if earlier), relative to the performance of the S&P Industrials Composite Index (a benchmark index) for the same period. The Performance-Based Phantom Shares earned are subject to additional time-based vesting (70% on December 31, 2014 or 100% on December 31, 2017), in each case so long as Mr. Dekkers remains employed with the Company through the relevant vesting date. If Mr. Dekkers becomes vested in some or all of the phantom shares, following his separation from service, the Company will determine the phantom share value based on the average closing price of the Company’s common stock for the 90 day period immediately preceding the separation from service, and will pay that cash amount, plus interest, to Mr. Dekkers in quarterly installments over a period equal to his life expectancy. The installment period will begin on the later of (i) the first day of the first month that is six months and one day after Mr. Dekkers' separation from service, or (ii) Mr. Dekkers’ 60th birthday.

In the event of a change in control of the Company prior to December 31, 2017, the number of Performance-Based Phantom Shares earned will be determined based on the Company's total shareholder return through that date relative to the index. All earned Performance-Based Phantom Shares and Time-Based Phantom Shares will be converted to a phantom share value and that amount will continue to vest in accordance with the Agreement based on the service of Mr. Dekkers.

In connection with a separation from service prior to December 31, 2017, either by the Company without “cause” or by Mr. Dekkers for “good reason”, for purposes of determining the percentage of the phantom shares that vest, Mr. Dekkers will be deemed to be employed by the Company for 36 additional calendar months. In connection with a separation from service prior to December 31, 2017 due to “disability”, Mr. Dekkers will vest with respect to a number of phantom shares equal to (x) 10% of the sum of Time-Based Phantom Shares and earned Performance-Based Phantom Shares multiplied by (y) the number of years (up to ten) Mr. Dekkers has performed services for the Company from January 1, 2008 through the date of his disability.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01        Other Events

            Thermo Fisher Scientific Inc. (the “Company”) is filing this Current Report on Form 8-K to reflect certain accounting adjustments described below with respect to the financial information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”), which was filed with the Securities and Exchange Commission on February 27, 2009. The information in this Form 8-K is not an amendment to or restatement of the 2008 Form 10-K.

In May 2008, the FASB issued FSP APB No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement).” FSP APB No. 14-1 requires the issuers of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP ABP No. 14-1 was effective for the company beginning January 1, 2009. The rule required adjustment of prior periods to conform to current accounting.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” FSP EITF 03-6-1 clarifies that share-based payment awards that entitle their holders to receive nonforfeitable dividends before vesting should be considered participating securities. FSP EITF 03-6-1 was effective for the company beginning January 1, 2009. The rule required adjustment of prior periods to conform to current accounting. Adoption had a nominal effect on the numerator and, for diluted presentation, the denominator in the calculation of 2008 earnings per share.

During the first quarter of 2009, the company transferred management responsibility and the related financial reporting and monitoring for a small product line between segments. The company has historically moved a product line between segments when a shift in strategic focus of either the product line or a segment more closely aligns the product line with a segment different than that in which it had previously been reported. Prior period segment information has been reclassified to reflect these transfers.

This Form 8-K updates Items 6, 7 and 8 of our 2008 Form 10-K to recast the financial statements as required by the adoption of FSP APB No. 14-1 and FSP EITF 03-6-1 and the product line transfer discussed above.

Item 9.01        Financial Statements and Exhibits

(c)       Exhibits

    10.1      Supplemental Retirement Agreement dated July 8, 2009 by and between Thermo Fisher Scientific Inc. and Marijn Dekkers
    23.1      Consent of PricewaterhouseCoopers LLP
99.1      Selected Financial Data
99.2      Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3      Financial Statements and Schedule

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 9th day of July, 2009.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Peter E. Hornstra
Peter E. Hornstra
Vice President and Chief Accounting Officer